UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 27, 2012

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Joint Venture

On April 27, 2012, BPZ Resources, Inc. (the “Company”) formalized an unincorporated joint venture relationship with Pacific Rubiales Energy Corp. (“Pacific Rubiales”) concerning its interest and operations under that certain Exploration-Exploitation License Contract between BPZ Exploracion & Produccion S.R.L. (“BPZ E&P”) and Perupetro S.A. (“Perupetro”) for Block Z-1 located offshore Peru,  dated November 30, 2001, as amended (“License Contract”).  Pursuant to a  Stock Purchase Agreement (“SPA”)  between the Company, its subsidiaries BPZ Energy International Holdings, L.P. (“BPZ IH”) and BPZ Energy LLC (“BPZ LLC”), Pacific Stratus Energy S.A., a company organized and existing under the laws of Panama (“PSE”) and Pacific Stratus International Energy Ltd., a company organized and existing under the laws of British Columbia, Pacific Rubiales (through its subsidiaries) has agreed to pay $150 million in cash with a commitment of $185 million for the Company’s share of capital and exploratory expenditures in Block Z-1, in exchange for its assumption of a 49% participating interest in Block Z-1.

Following execution of the SPA, BPZ IH and BPZ LLC will cause BPZ E&P to reorganize and spin-off an interest in the License Contract and assets related to the License Contract to its affiliate owned by BPZ IH and BPZ LLC, BPZ Norte Oil S.R.L. (“Norte Oil”), such that BPZ E&P and Norte Oil shall hold a 51% and 49% participating interest in the License Contract and the related assets, respectively (the “Spin-Off”).   Under the terms of the SPA, BPZ IH and BPZ Energy shall then sell their ownership in Norte Oil to Pacific Stratus Energy S.A. at closing in exchange for the purchase price of $150 million U.S. Dollars.  Peruvian governmental approvals are needed to allow Pacific Rubiales to become a party to the License Contract.  If, among other things, the Peruvian government does not approve Pacific Rubiales to become a party to the License Contract within 15 months of the signing of the SPA, the agreement terminates unless an extension is agreed to by the parties to the SPA.  Upon signing of the SPA, the Company received $65 million in cash along with additional funds for each partner’s share of capital and exploratory expenditures incurred on Block Z-1 as of January 1, 2012. Once approvals by the relevant Peruvian authorities are granted, the Company will receive an additional $85 million in cash at closing.  At closing, operating  revenues and expenses will also be allocated to each partner’s respective participating interest.   If the SPA is terminated, and certain provisions regarding fault of the parties do not apply, the $65 million paid and any amounts advanced to the Company for capital and exploratory expenditures under the Carry Agreement (“Carry Agreement”) will be converted into an interest bearing loan, accruing interest after the termination date at the rate of three month LIBOR plus 9% per annum.  The Company shall be obligated to repay such amounts together with a termination value to Pacific Rubiales in accordance with the SPA.

Pursuant to the SPA, BPZ E&P and Norte Oil entered into a related Joint Operating Agreement (“JOA”), the Carry Agreement, and an Operating Services Agreement (“OSA”) which define the parties’ respective rights and obligations with respect to their operations under the License Contract.  BPZ E&P and PSE will ratify the JOA, Carry Agreement and OSA at closing.  Under the SPA and JOA, BPZ E&P shall be entitled to all production of hydrocarbons from or attributable to the License Contract and related assets and shall be liable for the costs and liabilities related thereto prior to the closing date.  Following the closing, all hydrocarbons and related assets and all liabilities and expenses incurred in connection with the SPA and JOA shall be shared by BPZ E&P and Norte Oil in accordance with their respective participating interests.

The JOA also governs other legal, technical, and operational rights and obligations of the parties with respect to the development of Block Z-1.  BPZ E&P will remain the Operator and carry out administrative, regulatory, government and community related duties while after closing, Pacific Rubiales, through Norte Oil, will be the Technical Operations Manager and perform technical and operational duties in Block Z-1 under the OSA with BPZ E&P.  The JOA will continue for the term of the License Contract and thereafter until all decommissioning obligations under the License Contract have been satisfied.

Amendments to Debt Facilities

In connection with the SPA and JOA, the Company, BPZ LLC, Soluciones Energeticas S.R.L., and Norte Oil entered into a Fourth Amendment to that certain $75 million Credit Agreement dated July 6, 2011 (“BPZ E&P Fourth Amendment”) with Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”).  In consideration of the lenders participation for the amendment, the Company incurred a $1.1 million amendment fee that was paid on the signing date of the Fourth Amendment. Pursuant to the BPZ E&P Fourth Amendment, Norte Oil agreed to guarantee such Credit Agreement until closing at which time Norte Oil will have no further obligations with respect to this facility.   BPZ E&P made a voluntary prepayment of the loans under the Credit Agreement in an aggregate principal amount of $40 million, together with accrued and unpaid interest thereon to the date of such prepayment.  BPZ E&P also incurred a prepayment fee of $5.8 million payable in four equal installments, the first of which was paid on the prepayment date and the remaining to be paid on the interest payment dates in July 2012, October 2012 and January 2013.  The BPZ E&P Fourth Amendment sets a revised principal repayment schedule such that BPZ E&P shall repay the outstanding principal amount of both loan tranches in eleven consecutive quarterly installments on each respective payment date beginning in January 2013, thereby extending the maturity date to July 2015.  BPZ E&P has the right at any time to prepay the loans in whole, but not in part, subject to the Credit Agreement, and concurrently therewith, BPZ E&P must pay the prepayment premium and all accrued and unpaid interest on the principal amount so prepaid to the date of the prepayment.  Further, the BPZ E&P Fourth Amendment sets forth certain conditions for mandatory prepayments of the loans and states that BPZ E&P must provide notice to Credit Suisse of certain matters relating to Block Z-1, including but not limited to billing statements, operating revenues and expenses, material filings, amendments or modifications to the SPA, JOA or related agreements.  BPZ E&P and the guarantors may modify, supplement or waive only certain provisions of the SPA, JOA, Carry Agreement, OSA, or related documents in certain limited cases and only to the extent that such modification, supplement or waiver does not adversely affect the interests of the lenders under the Credit Agreement.  The BPZ E&P Fourth Amendment amended certain covenants on limitations on capital and exploratory expenditures, minimum barrel production per quarter, the threshold for maximum indebtedness of BPZ E&P, consolidated leverage ratio, consolidated EBITDAX to consolidated interest ratio, and total capitalization ratio.  The BPZ E&P Fourth Amendment also deferred the date by which commercial production must commence in the Albacora field, deferred the date by which construction of the CX-15 platform in the Corvina field must be completed and deferred the date by which crude oil production must begin at the CX-15 platform.  In addition, the BPZ E&P Fourth Amendment eliminated the requirement that the Company must implement a hedging strategy reasonably acceptable to the lenders.  Neither BPZ E&P nor its guarantors may make any asset sale other than a non Block Z-1 farm-out transaction and the permitted Block Z-1 transfer pursuant to the SPA.

Further, Empresa Electrica Nueva Esperanza S.R.L., the Company and BPZ E&P entered into a Fourth Amendment to that certain $40 million Credit Agreement dated January 27, 2011 (“EENE Fourth Amendment”) with Credit Suisse.  In consideration of the lenders participation for the amendment, the Company incurred a $0.8 million amendment fee that was paid on the signing date of the EENE Fourth Amendment. The EENE Fourth Amendment sets a revised principal repayment schedule such that EENE shall repay the outstanding principal amount of each loan in eleven consecutive quarterly installments on the respective payment dates beginning in July 2012, thereby extending the maturity to January 2015.   The EENE Fourth Amendment amended certain covenants on limitations on investments, capital and exploratory expenditures, minimum barrel production per quarter, the threshold for maximum indebtedness of BPZ E&P, consolidated leverage ratio, consolidated EBITDAX to consolidated interest ratio, and total capitalization ratio.  The EENE Fourth Amendment also made conforming changes similar to those made to the BPZ E&P Fourth Amendment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 in this Current Report regarding the Amendment of Debt Facilities is hereby incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On April 27, 2012, the Company issued a press release announcing the joint venture with Pacific Rubiales, as described in Item 1.01 above.   A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated April 27, 2012, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: May 3, 2012	By:	/s/ Richard S. Menniti
	Name:	Richard S. Menniti
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated April 27, 2012, and furnished with this report.